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                                                                Exhibit 1(b)1(e)


                                 AMENDMENT NO. 4

                                   SCHEDULE A

                                       TO

                        THE GATEWAY TRUST SECOND AMENDED
                       AGREEMENT AND DECLARATION OF TRUST

                              DESIGNATION OF SHARES



1.     Gateway Index Plus Series, without par value

2.     MATRIX Growth Series, without par value

3.     Gateway Mid Cap Index Series, without par value

4.     Gateway Small Cap Index Series, without par value

5.     Cincinnati Series, without par value